EXHIBIT 21.1

                             SIUK plc - subsidiaries


SIUK plc Subsidiary                                          % owned  Status
-------------------------------------------                  -------  ---------
Western Power Distribution (South West) plc                  100      Operating
    @ebusiness Limited                                       100      Dormant
    Aztec Insurance Limited                                  100      Operating
    EA Technology Limited                                    7.7      Operating
    ElectraLink Limited                                      6.19     Operating
    Electricity Association Limited                          5.9      Operating
    Electricity Pensions Limited                             0        Operating
    Electricity Pensions Trustee Limited                     5        Operating
    ESN Holdings Limited                                     4.5      Operating
    Non-Fossil Purchasing Agency Limited                     8.3      Operating
    Northmere Limited                                        0        Operating
    REC Collect Limited                                      25       Operating
    South West Enterprise Limited                            0        Operating
    South Western Helicopters Limited                        100      Operating
    St Clements Services Limited                             9.1      Operating
    Western Energy Limited                                   100      Dormant
    Western Power Networks Limited                           100      Dormant
    Western Power Pension Trustee Limited                    100      Dormant
    Western Power Training Limited                           100      Dormant
    WPD Energy Limited                                       100      Dormant
    WPD Helicopter Unit Limited                              100      Dormant
    WPD Insurance Limited                                    100      Operating
    WPD Investments Limited                                  100      Operating
       Croeso Systems Development Limited                    50       Operating
       ebusiness South West Limited                          7.5      Operating
    Llanishen Water Limited                                  100      Dormant
    WPD Meter Operator Services Limited                      100      Dormant
    WPD Property Investments Limited                         100      Operating
    WPD Share Scheme Trustees Limited                        100      Dormant
    WPD Telecoms Limited                                     100      Dormant
Meter Reading Services Limited                               100      Operating
SIUK Capital Trust I                                         100      Operating
Surf Telecoms Limited                                        100      Operating
Western Power Distribution Telecoms Limited                  100      Operating
Western Power Generation Limited                             100      Operating
    Western Power Investments Limited                        100      Operating
       Teesside Power Limited                                7.7      Operating
       Wind Resources Limited                                45       Operating
            Carland Cross Limited                            100      Operating
            Coal Clough Limited                              100      Operating
    WPD Property Developments Limited                        100      Operating
       Llanishen Developments Limited                        49       Operating
       Temple Back Developments Limited                      100      Operating
            Weston-Super-Mare Developments Limited           100      Operating